Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO THE AMENDED AND RESTATED
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of September 1, 2019, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of September 1, 2017 (the "Agreement"), is entered into by and among FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d.b.a U. S. Bank Global Fund Services, a Wisconsin limited liability company (“USBGFS”).
RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to update Exhibit A, the funds list and Exhibit D, the fee schedule of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Exhibit D of the Agreement is hereby superseded and replaced in its entirety with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FUNDX INVESTMENT TRUST. By: /s/Jeff Smith Name: Jeff Smith Title: Managing Partner	U.S. BANCORP FUND SERVICES, LLC By: /s/Anita M. Zagrodnik Name: Anita M. Zagrodnik Title: Senior Vice President

Exhibit A to the
Transfer Agent Servicing Agreement – FundX Investment Trust

Fund Names

Separate Series of FundX Investment Trust

Name of Series
FundX Upgrader Fund
 FundX Flexible Income Fund
 FundX Conservative Upgrader Fund
 FundX Aggressive Upgrader Fund
FundX Sustainable Impact Fund

Exhibit D to the Transfer Agent Servicing Agreement – FundX Investment Trust
Fees at September, 2019

Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)
No-Load             $[ ]/open account
NSCC Level 3 Account        $[ ]/open account
Load Fund Accounts        $[ ]/open account
Daily Accrual Fund Accounts        $[ ]/open account
Closed Accounts         $ [ ]/closed account

Annual Minimum Trust Fee
$[ ] for six funds
Add $[ ] for each additional No Load Fund
Deduct $ [ ] for each liquidated Fund

Activity Charges
Telephone Calls - $[ ]/call
Draft Check Processing - $[ ]/draft
Daily Valuation Trades - $[ ]/trade
Lost Shareholder Search - $[ ]/search
AML New Account Service - $[ ]/new domestic accounts and $[ ]/new foreign account
ACH/EFT Shareholder Services:
$[ ]/month/fundgroup
$ [ ]/ACH item, setup, change
$ [ ]/correction, reversal

CUSIP Setup
CUSIP Setup beyond the initial CUSIP - $[ ]/CUSIP
Expedited CUSIP Setup - $[ ]/CUSIP (Less than 35 days)

Fund Characteristic Change
Fund Name Change – $[ ] per fund/ per change
Fund CUSIP Change – $[ ] per fund/ per change

Technology Charges
NSCC Service Interface – All NSCC Services
Set-Up - $[ ]/fund group
Asset Allocation Services - $[ ]/account group/year (4 reallocations)
PowerSelect Requests - $[ ]

Chief Compliance Officer Support Fee (Fund Complex)*
$[ ]/year

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit D (continued) to the Transfer Agent Servicing Agreement – FundX Investment Trust
Fees at September, 2019

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

Digital Investor
−Implementation – $[ ]
−Annual Base Fee – $[ ]

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Activity (Session) Fees:
−Inquiry – $[ ]per event
−Login Challenge – $[ ]per event
−Account Maintenance – $[ ]per event
−Transaction – $[ ]per event
−View Statement – $[ ]per event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $[ ]/year
Per Record Charge
−Rep/Branch/ID - $[ ]
−Dealer - $[ ]
Price Files - $[ ]/record or $[ ]/user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−Inquiry - $[ ]/event
−Per broker ID - $[ ]/month per ID
Transaction Processing
−Implementation - $[ ]/management company
−Transaction – purchase, redeem, exchange, literature order - $[ ]/event
−New Account Setup – $[ ]/event
−Monthly Minimum Charge - $[ ] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
−$[ ]/fund group

Vision Electronic Statements
Load charges
−$[ ]/image
Archive charge (for any image stored beyond 2 years)
−$[ ]/document
*Normal Vision ID and activity charges also apply.

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[ ] per Email

Exhibit D (continued) to the Transfer Agent Servicing Agreement – FundX Investment Trust
Fees at September, 2019
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
Setup: $[ ]/user
Support: $[ ]/user per month
ReportSource – Report and Data File Storage & Retrieval
Setup: Included in intial fund setup on Transfer Agent system
$[ ]/ user per month beyond 2 users included as part of setup
Additional Data Delivery Services
Ad Hoc/ PowerSelect File Development
Standard ad-hoc select: $[ ] per file
Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
Support: $[ ] /file per month
Recurring files/ reports scheduled for delivery via Report Source.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
Setup: $[ ]one-time fee
Support: $[ ]/file per month
Chat Services
Implementation Fee – $[ ]
Monthly Fee – $[ ] per month
Per Chat Fee – $[ ] per chat or $[ ] per minute of chat

Electronic Form Delivery and Signature Capture
Implementation fee – $[ ] (includes 15 forms)
Additional setup fee – $[ ] for each additional form and email template
Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
Monthly minimum fee – $[ ] per month
Per electronic envelope Fee – $[ ]

Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−$[ ]implementation
−$[ ] /month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−$[ ] implementation
−$[ ] /ID per month

TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−$[ ]implementation
−$[ ] /ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−$[ ]implementation
−$[ ] /ID per month
Automated Work Distributor (AWD) – Image and workflow application.
−$[ ]implementation
−$[ ] /ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

−$[ ]implementation
−$[ ] /ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−$[ ]/month
Programming Charges- (subject to change at prevailing rate of vendor)
$[ ] /hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Exhibit D (continued) to the Transfer Agent Servicing Agreement – FundX Investment Trust
Fees at September, 2019
Transfer Agent Training Services
On-site at USBFS - $[ ]/day
At Client Location - $[ ]/day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[ ]/direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ]setup /fund group
$[ ] /month administration
$[ ]/received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ] /fund group per month
Literature Fulfillment Services*
Account Management
−$[ ] /month
−Receiving – $[ ] per SKU
−Order Processing – $[ ] per order
−Skid Storage – $[ ] per month per location
−Disposal – $[ ] per SKU

Inbound Teleservicing Only
−Account Management - $[ ] /month
−Call Servicing - $[ ] /minute
Lead Source Reporting
−$[ ] /month
Closed Loop Reporting
−Account Management - $[ ] /month
−Database Installation, Setup - $[ ] /fund group
Out-of-Pocket Expenses
−Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
$[ ] /monthly report
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[ ] per Month
Dealer Survey Completion
Dealer fund survey requests – $[ ] per hour for completion and quality validation
Fund Event* Services
Programming & File Delivery – $[ ]/hour
Project Management/Analysis – $[ ]/hour
Account Data Retention – $[ ]/account/month until purged*
CUSIP Data Retention – $[ ]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Exhibit D (continued) to the Transfer Agent Servicing Agreement – FundX Investment Trust
Fees at September, 2019

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
$[ ] /transfer to successor trustee
$[ ] /participant distribution (Excluding SWPs)
$[ ] /refund of excess contribution
$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
$[ ] /outgoing wire transfer or overnight delivery
$[ ] /telephone exchange
$[ ] /return check or ACH or stop payment
$[ ] /research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
$[ ] setup/fund group
$[ ] /certificate transaction

Exhibit D (continued) to the Transfer Agent Agreement FundX Investment Trust MARS Sales Reporting & Compliance Services Supplemental Services Fee Schedule
at September, 2019

Standard MARS Version 8i Implementation Cost
$[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
$[ ] – $[ ] MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
$[ ] – $[ ] MARS Sales Reporting (Includes 5 Sales Users)
$[ ] – $[ ] MARS 22c-2 Compliance (Includes 5 Compliance Users)
$[ ] – $[ ] – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
$[ ] – SalesForce.com Integration
$[ ] – Custom Data Interface
$[ ] – OmniSERV Setup
$[ ] – Standard Interface
$[ ] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
$[ ] – Sales Reporting
$[ ] – 22c-2 Compliance
$[ ] – CRM
$[ ] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
$[ ] – OmniSERV
$[ ] – Daily Transaction Load from Sales Portal
$[ ] – Monthly Asset Load from Sales Portal
$[ ] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
$[ ] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
$[ ]/month     (AUM $0 – $99,999,999.99)
$[ ]/month     (AUM $100,00,000 – $249,999,999.99)
$[ ]/month (AUM $250,000,000 – $399,999,999.99)
$[ ]/month (AUM $400,000,000 – $499,999,999.99)
Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[ ] per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
$[ ] – Custom Data Interface
$[ ] – Standard Interface
$[ ] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
$[ ] /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Exhibit D (continued) to the Transfer Agent Servicing Agreement
Informa Shareholder Electronic Statement Services
Supplemental Services Fee Schedule at September, 2019

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee
Note: Quarterly minimum fee of $[ ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Loading, Storage, and Access
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
Note: Annual compliance minimum fee of $[ ].

Related Digital Investor Fees
View Consent Enrollment – $[ ] per transaction
Consent Enrollment – $[ ] per transaction
View Statements – $[ ] per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for three years and greater, if desired
Digital Investor customization charges apply